Exhibit 99.1

Sirona Reports Fiscal 2012 First Quarter Results

•	Record first quarter revenues of $258.1 million, up 9.5% compared to prior year, and up 10.2% constant currency.

•	First quarter operating income, excluding amortization of $12.3 million totaled $66.6 million, compared to $69.5 million in the prior year.

•

Management now anticipates FY12 constant currency revenue growth at upper-end of the announced guidance range of 6% to 8%. OI plus amortization now expected to be in the range of $227 to $234 million (previously $225 to $234 million).

Long Island City, New York, February 3, 2012 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended December 31, 2011.

First Quarter Fiscal 2012 vs. First Quarter Fiscal 2011 Financial Results

Revenue was $258.1 million, an increase of $22.5 million or up 9.5% (up 10.2% on a constant currency basis), with growth rates for the Company’s business segments as follows: Imaging Systems increased 23.8% (up 24.3% constant currency); Instruments increased 7.5% (up 8.4% constant currency); Treatment Centers increased 3.0% (up 3.8% constant currency); and CAD/CAM increased 1.0% (up 1.5% constant currency). Revenue in the United States increased 2.0%, while revenues outside the United States increased 12.7% (up 13.6% constant currency), with particularly robust performance in the Asia Pacific region.

Gross profit was $138.8 million, up $8.4 million. Gross profit margin was 53.8% in the first quarter of Fiscal 2012, compared to 55.3% in the prior year. Gross profit margin as a percent of sales was mainly impacted by product mix.

First quarter 2012 operating income excluding amortization expense was $66.6 million (operating income of $54.3 million plus amortization expense of $12.3 million, compared to $69.5 million (operating income of $56.0 million plus amortization expense of $13.5 million) in the first quarter of 2011.

Net income for the first quarter of 2012 was $38.3 million, or $0.67 per diluted share, versus $42.4 million, or $0.75 per diluted share in the prior year period. Non-GAAP earnings per diluted share for the first quarter of 2012 was $0.91 compared to $0.96 in the prior year quarter.

At December 31, 2011, the Company had cash and cash equivalents of $105.7 million and total debt of $130.0 million, resulting in net debt of $24.3 million. This compares to net debt of $22.5 million at September 30, 2011.

Jost Fischer, Chairman and CEO of Sirona commented: “I am pleased to report solid results for the first quarter of fiscal 2012. The Imaging segment led our growth, up

24% constant currency, with continued strong sales of 2D and 3D imaging systems. Revenue growth was particularly strong in the Asia Pacific region, driven by our innovative product line and our expanded presence in these markets. These results demonstrate the effectiveness of our strategy to build out our global sales and service infrastructure and position us well for continued robust revenue growth in the second quarter and for the full fiscal year 2012.”

Fiscal 2012 Guidance

Management now anticipates fiscal year 2012 constant currency revenue growth at the upper-end of the announced guidance range of 6% to 8%. Operating income plus amortization is now expected to be in the range of $227 to $234 million (previously $225 to $234 million).

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 AM Eastern Time on February 3, 2012. The teleconference can be accessed by calling +1 866 711 8198 (domestic) or +1 617 597 5327 (international) using passcode # 92450747. The webcast will be available via the Internet at http://ir.sirona.com and a presentation relating to the call will be available on our website. A replay of the conference call will be available through February 10, 2012 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 46425957. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

John Sweeney, CFA

Vice President, Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov. This presentation contains non GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three months ended December 31,
	2011	2010
	$’000s (except per share amounts)
Revenue	$258,116	$235,646
Cost of sales	119,333	105,232

Gross profit	138,783	130,414

Selling, general and administrative expense	73,646	63,323
Research and development	13,286	13,510
Provision for doubtful accounts and notes receivable	39	68
Net other operating income	(2,500)	(2,500)

Operating income	54,312	56,013

Loss/(gain) on foreign currency transactions, net	2,230	(761)
Loss on derivative instruments	436	1,635
Interest expense, net	903	950
Other expense/(income)	262	(866)

Income before taxes	50,481	55,055
Income tax provision	11,611	12,112

Net income	38,870	42,943
Less: Net income attributable to noncontrolling interests	593	551

Net income attributable to Sirona Dental Systems, Inc.	$38,277	$42,392

Income per share (attributable to Sirona Dental Systems, Inc. common shareholders):
- Basic	$0.69	$0.77
- Diluted	$0.67	$0.75
Weighted average shares - basic	55,783,648	55,337,040
Weighted average shares - diluted	57,121,505	56,852,620

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2011	September 30, 2011
	(unaudited)
	$’000s (except per share amounts)
ASSETS

Current assets
Cash and cash equivalents	$105,679	$345,859
Accounts receivable, net of allowance for doubtful accounts of $1,879 and $1,868, respectively	121,783	97,853
Inventories, net	88,630	93,028
Deferred tax assets	25,466	25,014
Prepaid expenses and other current assets	10,337	15,477
Income tax receivable	2,421	4,193

Total current assets	354,316	581,424

Property, plant and equipment, net of accumulated depreciation and amortization of $114,749 and $111,832, respectively	126,956	131,044
Goodwill	631,722	653,799
Investments	2,450	2,453
Restricted cash	—	655
Intangible assets, net of accumulated amortization of $411,084 and $412,428, respectively	324,625	346,442
Other non-current assets	4,877	2,884
Deferred tax assets	7,014	7,427

Total assets	$1,451,960	$1,726,128

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$37,048	$48,697
Short-term debt and current portion of long-term debt	55,011	368,403
Income taxes payable	10,928	6,811
Deferred tax liabilities	693	1,108
Accrued liabilities and deferred income	92,681	110,207

Total current liabilities	196,361	535,226

Long-term debt	75,000	—
Deferred tax liabilities	130,292	138,327
Other non-current liabilities	17,613	16,978
Pension related provisions	47,641	49,677
Deferred income	47,500	50,000

Total liabilities	514,407	790,208

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	0	0
Common stock ($0.01 par value; 95,000,000 shares authorized;

56,353,051 shares issued and 55,707,723 shares outstanding at Dec. 31, 2011; 56,292,420 shares issued and 55,815,323 shares outstanding at Sept. 30, 2011	564	563
Additional paid-in capital	687,517	685,617
Treasury stock (at cost)

645,328 shares held at cost at Dec. 31, 2011; 477,097 shares held at cost at Sept. 30, 2011	(26,770)	(19,749)
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	341,916	303,639
Accumulated other comprehensive (loss)/income	(19,121)	11,309

Total Sirona Dental Systems, Inc. shareholders’ equity	935,003	932,276

Noncontrolling interests	2,550	3,644

Total shareholders’ equity	937,553	935,920

Total liabilities and shareholders’ equity	$1,451,960	$1,726,128

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended December 31,
	2011	2010
	$’000s
Cash flows from operating activities
Net income	$38,870	$42,943

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	19,255	19,207
Loss on derivative instruments	436	1,635
Loss/(gain) on foreign currency transactions	2,230	(761)
Deferred income taxes	(4,428)	(5,550)
Amortization of debt issuance cost	199	303
Share-based compensation expense	2,093	1,911

Changes in assets and liabilities
Accounts receivable	(28,626)	(26,679)
Inventories	2,129	(531)
Prepaid expenses and other current assets	5,022	7,448
Restricted cash	646	14
Other non-current assets	(273)	(653)
Trade accounts payable	(10,478)	(1,734)
Accrued liabilities and deferred income	(17,060)	(17,696)
Other non-current liabilities	193	98
Income taxes receivable	1,741	1,845
Income taxes payable	4,389	1,519

Net cash provided by operating activities	16,338	23,319

Cash flows from investing activities
Investment in property, plant and equipment	(7,875)	(8,961)
Proceeds from sale of property, plant and equipment	—	341
Purchase of intangible assets	(66)	—

Net cash used in investing activities	(7,941)	(8,620)

Cash flows from financing activities
Repayments of short-term and long-term debt	(366,646)	—
Proceeds from borrowings	129,209	—
Purchase of treasury stock	(7,020)	—
Debt issuance cost	(2,289)	—
Dividend distributions to noncontrolling interest	(1,689)	—
Common shares issued under share based compensation plans	464	1,515
Tax effect of common shares exercised under share based compensation plans	(639)	725

Net cash (used in)/provided by financing activities	(248,610)	2,240

Change in cash and cash equivalents	(240,213)	16,939
Effect of exchange rate change on cash and cash equivalents	33	(3,359)
Cash and cash equivalents at beginning of period	345,859	251,767

Cash and cash equivalents at end of period	$105,679	$265,347

Non-GAAP Financial Measures (unaudited)

	Three months ended December 31, 2011
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$’000s
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$38,277	$0.67
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$11,959	$2,751	$9,208
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	2,503	576	1,927
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	3,347	770	2,577

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$51,990	$0.91

	Three months ended December 31, 2010
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$’000s
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$42,392	$0.75
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$13,146	$2,892	$10,254
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	1,408	310	1,098
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	1,346	296	1,050

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$54,794	$0.96

*	tax impact calculated using estimated effective tax rate of 23% for first three months of FY12 and 22% for first three months of FY11

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP adjusted net income, and non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations, unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee, unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans and any related tax effects.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain non-cash charges related to currency revaluation that do not reflect our period-to-period operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its on-going operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the U.S. Dollar/Euro average foreign exchange rate for each month of the current period. The average exchange rate for the three months ended December 31, 2011, was $1.34934 and varied from $1.37045 to $1.31882. For the three months ended December 31, 2010, an average quarterly exchange rate converting Euro denominated revenues into U.S. Dollars of $1.36034 was applied.